CERTIFICATION OF
          PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Capital Ventures Group I Inc. for the quarter ended September 30, 2003, I, Peter Goldstein, Chief Executive Officer and Chief Financial Officer of Capital Ventures Group I Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Capital Ventures Group I Inc.

Dated:  November 12, 2003

Capital Ventures Group I Inc.


By: /s/ Peter Goldstein
-------------------------------------
Chief Executive Officer and
Chief Financial Officer